QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Gerald R. Wheeler
U.S. Bank National Association
One Federal Street
Boston, MA 02109
(Name, address and telephone number of agent for service)

Tyco International Group S.A.
(Issuer with respect to the Securities)

Luxembourg	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
17, Boulevard de la Grande Duchesse Charlotte L-1331 Luxembourg (352)464-340-1 (Address of Principal Executive Offices)	(Zip Code)

2.75% Convertible Debentures due 2018
3.125% Convertible Debentures due 2023

(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.

    a)
    Name and address of each examining or supervising authority to which it is subject.

        Comptroller of the Currency
        Washington, D.C.

    b)
    Whether it is authorized to exercise corporate trust powers.

        Yes

Item 2.    AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

      None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

    1.
    A copy of the Articles of Association of the Trustee.*

    2.
    A copy of the certificate of authority of the Trustee to commence business.*

    3.
    A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

    4.
    A copy of the existing bylaws of the Trustee.*

    5.
    A copy of each Indenture referred to in Item 4. Not applicable.

    6.
    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

    7.
    Report of Condition of the Trustee as of September 30, 2002, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Registration Number 333-67188.

NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston State of Massachusetts on the 14th day of March, 2003.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ GERALD R. WHEELER Gerald R. Wheeler Vice President

By:	/s/ JAMES E. MOGAVERO James E. Mogavero Vice President

Exhibit 6 to Form T-1

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 14, 2003
U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ GERALD R. WHEELER Gerald R. Wheeler Vice President

By:	/s/ JAMES E. MOGAVERO James E. Mogavero Vice President

Exhibit 7 to Form T-1

U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2002

($000's)

9/30/2002
Assets
Cash and Due From Depository Institutions	$8,809,794
Federal Reserve Stock	0
Securities	28,156,313
Federal Funds	975,986
Loans & Lease Financing Receivables	111,491,144
Fixed Assets	1,357,049
Intangible Assets	8,242,263
Other Assets	7,510,862

Total Assets	$166,543,411
Liabilities
Deposits	$112,901,360
Fed Funds	2,319,887
Treasury Demand Notes	0
Trading Liabilities	285,504
Other Borrowed Money	20,829,386
Acceptances	137,242
Subordinated Notes and Debentures	5,696,195
Other Liabilities	5,198,418

Total Liabilities	$147,367,992
Equity
Minority Interest in Subsidiaries	$990,010
Common and Preferred Stock	18,200
Surplus	11,312,077
Undivided Profits	6,855,132

Total Equity Capital	$19,175,419
Total Liabilities and Equity Capital	$166,543,411

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ FRANK P. LESLIE III Vice President
Date: October 10, 2002

QuickLinks

  EXHIBIT 25
FORM T-1
NOTE
SIGNATURE
  Exhibit 6 to Form T-1
CONSENT
  Exhibit 7 to Form T-1
U.S. Bank National Association Statement of Financial Condition As of 9/30/2002 ($000's)